SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     Form 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                        Securities and Exchange Act of 1934

                          Date of Report - July 10, 1998


                              OAKRIDGE HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)


     Minnesota                       0-1937             41-0843268
(State or other Jurisdiction    (Commission File       (IRS Employer
 of incorporation)               Number)                Identification No.)


                              4810 120th Street West
                           Apple Valley, Minnesota 55124
               (Address of principal executive offices and zip code)


                                  (612) 686-5495
               (Registrant's telephone number, including area code)




ITEM 2.  Acquisition or Disposition of Assets

On June 29, 1998, the Registrant's wholly-owned subsidiary Stinar HG, Inc. ("Stinar HG") acquired substantially all of the assets (the "Assets") of Stinar Corporation, a Minnesota corporation (the "Seller") pursuant to an Asset Purchase Agreement between Stinar HG, the Seller and the Shareholders of the Seller. The aggregate purchase price for the purchase of the Assets consisted of: (i) $2,000,000 cash paid at closing; (ii) a promissory note in the original principal amount of $200,000, payable June 30, 1999 with interest at 8.25% per annum, guaranteed by the Registrant; (iii) a convertible subordinated debenture of the Registrant in the original principal amount of $700,000, convertible into shares of the Registrant's common stock at a conversion price equal to seventy-five percent (75%) of the mean between the average closing "bid" and "ask" price of the Registrant's common stock on each of the last five (5) full trading days immediately prior to the date the debenture is converted, with interest payable at 9% per annum on December 31 of each year it is outstanding and principal payable in annual installments of $200,000 commencing June 30, 2001 and on June 30, 2002 and 2003, with a final payment of principal on June 30, 2004, guaranteed by Stinar HG; and (iv) aggregate payments under two contracts for deed pursuant to which Stinar HG will pay the Seller and two of its shareholders principal of $1,300,000 over seven years from the closing date, with equal installments of principal and interest (at the rate of 8.25%) payable monthly. In addition to the foregoing payments, Stinar HG assumed debt of the Seller in the amount of approximately $1,000,000. The source of the $2,000,000 cash paid Stinar HG at closing was income from the Registrant's operations, a $3,000,000 credit facility extended to Stinar HG by Riverside Bank, and the sale of convertible subordinated debentures by the Registrant.

In connection with the acquisition, Stinar HG entered into employment agreements with Randy and Gary Stinar, shareholders of the Seller, pursuant to which each will serve as an employee of Stinar HG until June 30, 2000.

The acquired business is engaged in the manufacture of ground support services equipment for airports, airlines and government and military customers.


ITEM 7.   Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The financial statements of Stinar Corporation for the periods specified in Item 310(c) of Regulation S-B shall be filed by amendment of this Form 8-K not later than September 12, 1998 (60 days after the date that this Form 8-K is due).

(b) Pro Forma Financial Information. The pro forma financial information required by Item 310(d) of Regulation S-B shall be filed by amendment of this Form 8-K not later than September 12, 1998 (60 days after the date that this Form 8- K is due).

(c)  Exhibits.

     2.1 Asset Purchase Agreement dated March 31, 1998 by and between Stinar HG, Inc., Stinar Corporation and Gary Stinar, Gene Stinar, Randy Stinar and David Stinar. Upon request of the Commission, the Registrant agrees to furnish a copy of any of the following exhibits and schedules to the Agreement and Purchase and
Sale:

Exhibit A - Assignment and Assumption Agreement
Exhibit B - Promissory Note
Exhibit C - Oakridge Holdings, Inc. 9% Convertible Subordinated
            Debenture
Exhibit D - Guaranty by Oakridge Holdings, Inc.
Exhibit E - Guaranty by Stinar HG, Inc.
Exhibit F - Security Agreement
Exhibit G-1 - Contract for Deed
Exhibit G-2 - Contract for Deed
Exhibit H-1 - Employment Agreement
Exhibit H-2 - Employment Agreement

Schedule 6(d) - Consents and Approvals
Schedule 6(g) - Compliance with Laws; Condition of Premises
Schedule 6(i) - Title to Personal Property
Schedule 6(l) - Litigation
Schedule 9 - Environmental Matters



     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKRIDGE HOLDINGS, INC.
      (Registrant)


Date:  July 13, 1998

By:  /s/ Robert C. Harvey
     Robert C. Harvey, President